PILLSBURY MADISON & SUTRO LLP
                               2550 HANOVER STREET
                               PALO ALTO, CA 94304



                                         October 23, 2000



Tvia, Inc.
4001 Burton Drive
Santa Clara, CA 95054


         Re: Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Tvia, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 333,333 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ PILLSBURY MADISON & SUTRO LLP
E-04942